Exhibit d(iii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT G

                                     to the

                          Investment Advisory Contract

                                  REGIONS FUNDS

                         REGIONS AGGRESSIVE GROWTH FUND

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
0.75 of 1% of the average daily net assets of the Fund.

      The portion of the fee based upon average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser daily.

      Witness the due execution hereof this 1st day of December, 1998.

                                  REGIONS BANK

                                    By:/S/ J. KENNETH ALDERMAN
                                       -----------------------------------
                                    Name:  J. Kenneth Alderman
                                    Title:  Senior Vice President

                                  REGIONS FUNDS

                                    By:  /S/ CHARLES L. DAVIS, JR.
                                       -----------------------------------
                                    Name:  Charles L. Davis, Jr.
                                    Title  Vice President